Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

*     Associated Firm

**    In cooperation with

Exhibit 5.1

Baker & McKenzie

ABN 32 266 778 912

AMP Centre

Level 27

50 Bridge Street

Sydney NSW 2000

Australia

P.O. Box R126

Royal Exchange NSW 1223

Australia

Tel: +61 2 9225 0200

Fax: +61 2 9225 1595

DX: 218 SYDNEY

www.bakermckenzie.com

February 4, 2016

Benitec Biopharma Limited

F6A/1-15 Barr Street

Balmain, NSW, 2041, Australia

Ladies and Gentleman:

We have acted as Australian counsel to Benitec Biopharma Limited (the “Company”) in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed under the U.S. Securities Act of 1933 with the U.S. Securities and Exchange Commission (the “Commission”) for the registration of 18,000,000 shares of the Company’s ordinary shares, no par value (the “Shares”), issuable pursuant to the Benitec Officers’ and Employees’ Share Option Plan (the “Plan”).

For the purposes of this opinion, we have examined and relied upon copies of the Plan. We have also examined and relied on the constitution of the Company as previously certified to us by the Company Secretary of the Company, a copy of the resolutions of the board of directors of the Company dated 4 February 2016, a copy of resolutions of the shareholders of the Company dated 12 November 2015 approving the issue of options over the Shares, and a secretary’s certificate of the Company dated 4 February 2016, certifying the accuracy and completeness of the abovementioned resolutions of the board of directors.

In such examination, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as copies (certified or otherwise); (d) the authenticity of the originals of such copies; (e) that all documents submitted to us are true and complete; (f) that resolutions of the directors of the Company that we have relied upon for the purposes of this letter opinion will not be varied or revoked after the date of this letter and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, the resolutions were properly passed, and the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed; (g) that any issue of Shares or options under the Plan to a director of the company will be in accordance with the resolutions of shareholders of the Company referred to above; (h) the accuracy of any searches obtained from the Australian Securities and Investments Commission in relation to the Company; (i) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and (j) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Baker & McKenzie, an Australian partnership, is a member of Baker & McKenzie International, a Swiss Verein.

Based on the foregoing, and having regard to the legal considerations we deem relevant, we are of the opinion that the Shares covered by the Registration Statement when allotted, issued, and delivered in accordance with the provisions of the Plan will be duly authorized, validly issued, fully paid and non-assessable (for the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such Shares, having fully paid all amounts due on such Shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares).

The opinions expressed above are limited to the laws of the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws. This opinion letter is limited to the matters stated herein; no opinion may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Baker & McKenzie
Baker & McKenzie

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